UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2013

Starz, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-184551	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8900 Liberty Circle

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On February 5, 2013, Starz, LLC, a wholly-owned subsidiary of Starz, along with a co-issuer subsidiary of Starz, LLC (collectively the “Co-Issuers”) announced the proposed offering and later announced the pricing of $175 million aggregate principal amount of 5.00% senior notes due 2019 (the “Notes”), which Notes were offered pursuant to an exemption under the Securities Act of 1933, as amended. The first press release issued on February 5 by the Co-Issuers (attached as Exhibit 99.1 hereto) announced the proposed offering of $150 million aggregate principal amount of the Notes, and the second press release issued later that day by the Co-Issuers (attached as Exhibit 99.2 hereto) announced the pricing of $175 million aggregate principal amount of Notes, reflecting an increase of $25 million over the initial offering. The Notes are being issued as additional notes under the indenture governing Starz, LLC’s existing $500 million 5.00% Senior Notes due 2019 (the “existing 5% senior notes”) and will have identical terms to, and will be treated as a single class with, the existing 5% senior notes. The net proceeds from the offering will be used to repay indebtedness under Starz LLC’s existing senior secured credit facility and for general corporate purposes. The offering is expected to close on or about February 8, 2013, subject to customary closing conditions.

This Current Report on Form 8-K and the press releases regarding the Starz, LLC debt offering attached hereto as Exhibit 99.1 and 99.2, respectively, are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name
99.1	Press Release, dated February 5, 2013.
99.2	Press Release, dated February 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2013

STARZ, LLC

By:	/s/ J. Steven Beabout
Name: J. Steven Beabout
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release, dated February 5, 2013.
99.2	Press Release, dated February 5, 2013.